As filed with the Securities and Exchange Commission on August 25, 2023

Registration No. 333-273861

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BETTER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-3472546
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

548 Market Street #49404

San Francisco, California, 94104

(415) 887-2311

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank Karbe

Chief Executive Officer

548 Market Street, #49404

San Francisco, CA 94104

(415) 887-2311

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sam Zucker, Esq.

Shoaib A. Ghias, Esq.

Goodwin Procter LLP

601 Marshall Street

Redwood City, CA 94063

Tel: (650) 752-3100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1, or the Amendment, is being filed to amend the Registration Statement on Form S-3 (File No. 333-273861), originally filed by the registrant on August 9, 2023, or the Registration Statement, (i) to update the section entitled “Incorporation of Certain Information by Reference” and (ii) to file as Exhibit 10.1 hereto the Securities Purchase Agreement, dated July 25, 2023, by and among the registrant and each purchaser party thereto, and to restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Except as described in this explanatory note, this Amendment does not modify, amend or update any of the other information set forth in the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 25, 2023

PRELIMINARY PROSPECTUS

Up to 479,516 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling securityholders named in this prospectus, or the Selling Securityholders, or any of their pledgees, donees, assignees and successors-in-interest, or collectively, the permitted transferees, of shares of our common stock that were issued to certain investors, or collectively, the PIPE Investors, in a private placement. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the shares of common stock, associated with the sale of the shares of common stock pursuant to this prospectus.

We are registering the resale of the shares of common stock to satisfy certain registration rights we have granted. Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of common stock. The Selling Securityholders and any of their permitted transferees may offer and sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the shares of common stock under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BTTX”. On August 24, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.64 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements. See “Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. Before you invest in our securities, you should carefully read the section entitled “Risk Factors” on page 9 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders and their permitted transferees may, from time to time, offer and sell the shares of common stock described in this prospectus in one or more offerings through any means described in the section entitled “Plan of Distribution.” More specific terms of any shares of common stock that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different or additional information. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

On October 28, 2021, Mountain Crest Acquisition Corp. II, a Delaware corporation and our predecessor, or MCAD, consummated a business combination, or the Business Combination, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 6, 2021, as amended, or the Merger Agreement, by and among MCAD, MCAD Merger Sub Inc. and the former Better Therapeutics, Inc., or Legacy BTX. Pursuant to the Merger Agreement, on October 28, 2021, (i) MCAD Merger Sub Inc. merged with and into Legacy BTX, with Legacy BTX surviving the merger as a wholly-owned subsidiary of MCAD and (ii) MCAD changed its name to “Better Therapeutics, Inc.”

As used in this prospectus, unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” and any related terms refer to Better Therapeutics, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of the federal securities laws. which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this Annual Report are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company and its management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	our limited operating history and significant financial losses since inception;

•	our ability to obtain funding for our operations and our ability to continue as a going concern;

•

our ability to successfully launch, commercialize, market and achieve and maintain market acceptance for AspyreRx (formerly BT-001) and our other product candidates, if authorized for marketing, and the timing of any commercialization and marketing efforts;

•	the initiation, timing, progress, results, safety and efficacy, and cost of our research and development programs and our current and future preclinical studies and clinical trials;

•	the rate and degree of market acceptance of AspyreRx and our other product candidates, if authorized for marketing, by physicians, patients, third-party payors and others in the medical community;

•

the willingness of the U.S. Food and Drug Administration, or the FDA, to authorize additional prescription digital therapeutics, or PDTs, for marketing and for insurance companies to reimburse their use at favorable rates;

•	our expectations related to the potential benefits of AspyreRx and our other product candidates, and of cognitive behavioral therapy, or CBT, and its potential treatment applications;

•

our ability to build our own sales and marketing capabilities to commercialize AspyreRx and our other product candidates, if authorized for marketing, and to advance awareness of PDTs for the treatment of disease among patients and providers;

•	our expectations regarding the sufficiency of our existing cash and cash equivalents to fund our operating expenses and capital expenditure requirements;

•	developments and expectations relating to our competitors and our industry, including any regulatory developments;

•	the pricing, reimbursement and cost-effectiveness of AspyreRx and our other product candidates, if authorized for marketing;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	expectations regarding the use of proceeds from our financings;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;

•	regulatory developments in the United States and foreign countries;

•	our financial performance;

•	the effect of global economic and political developments, including the conflict in Ukraine, and public health events on the foregoing; and

•	other risks and uncertainties detailed under the section entitled “Risk Factors.”

The forward-looking statements contained or incorporated by reference in this prospectus are based on current expectations and beliefs of the Company and its management concerning future developments and their potential effects on us, and are inherently subject to uncertainties and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section titled “Risk Factors” and elsewhere in this prospectus, our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by global economic and political developments and public health events, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. The forward-looking statements in this Annual Report speak only as of the date of such statement. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

THE COMPANY

Overview

We are a prescription digital therapeutics company developing a clinically validated, software-based novel form of cognitive behavioral therapy, or CBT, to address the root causes of cardiometabolic diseases, or CMDx. Our mission is to advance human health through the power of behavior change. We are developing a proprietary platform of U.S. Food and Drug Administration, or FDA, regulated software-based prescription digital therapeutics, or PDTs, for the treatment of cardiometabolic diseases by addressing the underlying causes of the diseases. Our initial development efforts are focused on type 2 diabetes, or T2D, hypertension, hyperlipidemia, non-alcoholic fatty liver disease, or NAFLD, non-alcoholic steatohepatitis, or NASH, and chronic kidney disease. Founded in 2015, we are led by executives that have track records of building multi-billion dollar businesses and extensive industry experience in developing and commercializing therapeutics.

In July 2023, the FDA authorized AspyreRx™ (formerly BT-001), a prescription-only PDT treatment indicated to provide cognitive behavioral therapy to patients 18 years or older with T2D. The device targets behavior to aid in the management of type 2 diabetes in patients who are under the care of a healthcare provider. It provides cognitive behavioral therapy as a treatment that should be used adjunctively with standard of care. AspyreRx was reviewed through the FDA’s de novo pathway and its authorization creates a new class of diabetes digital behavioral therapeutic devices. AspyreRx is expected to launch commercially in the fourth quarter of 2023.

We completed a first-in-class open label, randomized, controlled, parallel group clinical trial of BT-001 for the treatment of patients with T2D in July 2022. The clinical trial successfully met its primary and secondary endpoints as well as a host of exploratory endpoints. The 90-day primary endpoint data was published in the peer reviewed journal Diabetes Care in October 2022.

We also achieved positive top-line results in our LivVita study, a first-ever clinical study evaluating the feasibility of our digitally delivered CBT to reduce liver fat and improve liver disease biomarkers as a potential treatment for NAFLD and NASH. Currently, there is no FDA approved treatment for these conditions, which affect one in four Americans and cause approximately $100 billion in direct medical costs annually. Because of the significant unmet medical need, we intend to submit a request to the FDA for Breakthrough Device Designation for our investigational CBT-based treatment platform by the end of 2024. We plan to use data from the LivVita study and the exploratory endpoints in hypertension and hyperlipidemia from the BT-001 pivotal trial to inform the potential initiation of additional pivotal trials in support of seeking FDA authorization in CMDx indications beyond T2D.

We selected cardiometabolic diseases as our initial target markets because they 1) share lifestyle behavior as a common root cause, potentially enabling rapid expansion of our platform across multiple related diseases, 2) rank amongst the most prevalent and costly chronic diseases that are largely reversible and preventable, offering opportunities for transformative impact and 3) represent areas of significant unmet need because currently available drugs predominantly treat symptoms, rather than addressing the root causes, often resulting in disease progression and more costly healthcare interventions over time.

Our clinically validated PDTs are intended to be prescribed by physicians and reimbursed by payers like traditional medicines. The mode of action embedded in our PDTs is a novel form of CBT, targeting the specific behaviors that cause the diseases we seek to treat. The CBT delivered by our PDTs is designed to enable changes in neural pathways of the brain so that lasting changes in behavior become possible.

We believe we are differentiated from other companies in the PDT space in several important ways, which we believe has the potential to result in better commercial launch performance and peak revenue than those observed for previously approved PDTs: 1) with our focus on cardiometabolic diseases, and T2D as our lead indication, we are targeting very large patient populations with significant unmet medical needs; 2) authorization to treat adult T2D patients throughout the disease journey; 3) our FDA authorized and investigational PDTs are designed to deliver a treatment intervention that fits into the existing treatment paradigm, e.g., current clinical guidelines for the treatment of diabetes highlight behavior change as the foundation of treatment; 4) our therapy has the potential to generate substantial health economic benefits and the utilization of our PDTs has the potential to improve profitability for payers; and 5) we have a team with extensive industry experience in developing and commercializing therapeutics. Furthermore, we believe our internally developed novel form of CBT is differentiated from other approaches in the digital therapeutics space that are incorporating CBT principles.

The clinical trial for BT-001 was the largest PDT trial for an intervention aimed at glycemic control and included a diverse, nationally representative population of 668 patients with a body mass index ≥ 25 mg/m2, advanced and difficult to treat T2D and a mean baseline A1c of 8.1%. Participants in the trial had long standing (mean 11 years), poorly controlled T2D, high cardiovascular risk, multiple comorbidities, multiple blood sugar lowering medications, representing a difficult to treat patient population.

Our clinical trial of BT-001 achieved statistically significant and clinically meaningful changes in both the primary and secondary endpoints. The primary efficacy endpoint was the difference in mean change in A1c from baseline after 90 days of treatment. BT-001 met the primary endpoint, showing a highly statistically significant improvement in A1c relative to the control group (-0.4%, n=610, p <0.001). BT-001 showed a sustained and statistically significant change relative to the control group on the secondary efficacy endpoint, which was the mean change in A1c from baseline at 180 days (-0.3%, n=517, p =0.01). Importantly, BT-001 met the 180 day endpoint even though 1.5 times more standard of care, or SOC, patients increased blood sugar lowering medications relative to those in the BT-001 arm prior to the 180 day A1c draw. After the day 180 A1c draw, 1.7 times more SOC control patients increased their medications compared to BT-001 patients. BT-001 demonstrated sustained and numerically improved A1c levels, with A1c reduction from baseline improving from 0.3% at 90 days to 0.4% at 180 days across the intent-to-treat population, suggesting a durable treatment effect. Half of the BT-001 patients achieved a meaningful reduction in A1c (defined as 0.4% reduction), with a mean A1c reduction of 1.3% within this subset. The clinical trial also provided evidence that beyond reductions in A1c: (1) there was a clear dose-response between greater engagement in CBT and greater reductions in A1c, supporting CBT as a mechanism of action, (2) measures of patient engagement, adherence, persistence, and satisfaction were all positive, (3) BT-001 resulted in reassuring safety data, with significantly fewer adverse (p<0.001) and serious adverse events (p=0.01) as compared to the SOC control group, and (4) exploratory endpoint data revealed additional cardiometabolic improvements as well as the potential to reduce the need for medications and lower healthcare utilization compared to the control group, supporting the potential for BT-001 to improve overall health of patients with T2D and potentially reduce cost of care associated with the progression of the disease.

The LivVita study, our clinical study evaluating the feasibility of our digitally delivered CBT to reduce fatty liver and improve liver disease biomarkers as a potential treatment for NAFLD and NASH was conducted in collaboration with Arizona Liver Health, a leading liver clinical research center. This single arm interventional cohort study enrolled 22 patients who were given access to a 90-day CBT-based treatment platform. This clinical study met its primary endpoint, showing a statistically significant positive signal with an average relative reduction in Magnetic Resonance Imaging-Proton Density Fat Fraction of 16% (p=0.01) in the intent-to-treat population (n=19). Additionally, the clinical study showed (i) a statistically significant mean reduction in alanine transaminase (ALT) of -17 IU/L (p=0.002), (ii) a statistically significant mean change in FAST Score of 20% (p=0.01), (iii) no serious adverse events or device related adverse events, and (iv) high engagement and patient satisfaction with treatment, with a Net Promoter Score of +75 and 94% of subjects still using the app after 90 days. NAFLD and NASH affects over 80 million adults in the U.S., resulting in over $100 billion in direct healthcare costs annually. There are currently no FDA approved therapeutics for treating NAFLD or NASH.

We are also conducting real world evidence studies to evaluate the long-term effectiveness and healthcare utilization changes associated with the use of BT-001 for the treatment of T2D. The randomized, controlled, multi-site studies are expected to enroll patients for a treatment period of at least 12 months. Change in A1c and healthcare resource utilization will be evaluated and compared to usual care. Interim study results are expected to be reported in the fourth quarter of 2023, once a sufficient number of patients have completed an incremental

180 days of treatment. The study seeks to provide payers and providers with long-term data related to usage and outcomes in a real-world like setting.

We have conducted primary market research into the potential for reimbursement coverage of AspyreRx by representative payer groups and believe widespread reimbursement coverage can be established over time. These findings have been further supported by larger, independent research studies, such as the one conducted by Xcenda L.L.C. and presented at the AMCP Nexus meeting in October 2022.

We have combined medical, behavioral and data sciences to develop a clinically validated software-based therapeutics platform targeting behavioral change at scale. Our platform allows for the creation of multiple PDTs that are designed to treat patients with CBT, delivered digitally via an app, to address the underlying causes of CMDx. AspyreRx and our other PDTs, if authorized by the FDA, are intended to be prescribed by physicians and reimbursed by health insurance providers.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are currently an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act, or the JOBS Act, and a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies and/or smaller reporting companies for as long as we continue to be an emerging growth company and/or a smaller reporting company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

Corporate Information

We were formed as a Delaware limited liability company on April 1, 2015 under the name Nutrition Development Group LLC, or the LLC. The LLC’s name was changed to Farewell LLC on August 18, 2016 and to Better Therapeutics LLC on January 4, 2018. The LLC merged into its wholly owned subsidiary Legacy BTX on August 14, 2020, with Legacy BTX surviving the merger. On October 28, 2021, Legacy BTX merged with and into MCAD Merger Sub, Inc., a wholly-owned subsidiary of MCAD, and MCAD was renamed Better Therapeutics, Inc.

We are a remote, “fully distributed” company and do not have offices. Our business mailing address is 548 Market Street, #49404 San Francisco, CA 94104, and our telephone number is (415) 887-2311. Our website address is http://www.bettertx.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

We are registering the resale by the Selling Securityholders or their permitted transferees of up to 479,516 shares of our common stock.

Resale of common stock

Common stock that may be sold by the Selling Securityholders named herein	Up to an aggregate of 479,516 shares.

Common stock outstanding	40,577,987 shares as of August 1, 2023.

Use of proceeds	All of the shares of common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Nasdaq Capital Market symbol	“BTTX”

Risk Factors	Any investment in the common stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” elsewhere in this prospectus.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

MARKET AND INDUSTRY DATA AND FORECASTS

We obtained the industry, market and competitive position data used throughout this prospectus and the documents incorporated by reference into this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry, market and competitive position data included in or incorporated by reference into this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those referenced in the section entitled “Risk Factors” in this prospectus and under similar headings in the documents incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 479,516 shares of common stock that were issued to the PIPE Investors in a private placement.

The Selling Securityholders may from time to time offer and sell any or all of the shares of common stock registered hereunder pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, their permitted transferees and others who later come to hold any of the Selling Securityholders’ interest in the shares of common stock other than through a public sale.

The following table has been prepared based on information provided to us by the Selling Securityholders. It sets forth the names and addresses of the Selling Securityholders, the aggregate number of shares of common stock that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. We have based percentage ownership prior to this offering on 40,577,987 shares of common stock outstanding as of August 1, 2023. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of common stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the shares of common stock covered by this prospectus upon the completion of the offering.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities shown as beneficially owned by them, subject to community property laws where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, CA 94104.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of securities registered on its behalf. See “Plan of Distribution” for additional information.

	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock Offered	Shares of Common Stock Beneficially Owned after the Offered Shares are Sold
Selling Securityholder	Number	Percent			Number	Percent
Matthew J. Armanino (1)	400,010		*	274,010	126,000		*
Benjamin and Deborah Dorner JWROS (2)	77,002		*	68,502	8,500		*
The Andres and JoAnna Camacho Family Trust dated November 14, 2017 (3)	161,083		*	68,502	92,581		*
Thinnes TTWROS (4)	68,502		*	68,502	—		*

*	Less than 1%.
(1)	The address of Matthew J. Armanino is 2630 E. Cedar Ave, Denver, CO 80209.
(2)	The address of Benjamin and Deborah Dorner JWROS is 541 Topping Hill Rd, Westfield, NJ 07090.
(3)	The address of The Andres and JoAnna Camacho Family Trust dated November 14, 2017 is 1614 Rancho View Rd., Lafayette, CA 94549 .
(4)	The address of Thinnes TTWROS is 5000 Bellaire Dr, Plano, TX 75093.

Material Relationships with the Selling Securityholders

Certain of the Selling Securityholders are our principal stockholders, or immediate family members of our principal stockholders, with whom we have engaged in significant transactions since the inception of Legacy BTX, as described in greater detail below.

SAFE Financings

From August 24, 2020 to September 7, 2021, Legacy BTX issued SAFEs in a purchase amount of $100,000 to Matthew Armanino, an immediate family member of Andrew Armanino, a director.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Internal Revenue Code of 1986, as amended, or the Code), including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass- through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock or less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock originally acquired as part of an investment unit, the acquisition cost for the share of common stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder,

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Securityholders or their permitted transferees of up to 479,516 shares of our common stock that were issued to the PIPE Investors in a private placement.

We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders pursuant to this prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The shares of common stock being registered hereunder may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any securities exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market offerings”, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the shares of common stock offered by this prospectus. In addition, the Selling Securityholders may also sell shares of common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares of common stock if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the shares of common stock held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BTTX”.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to our Second Amended and Restated Certificate of Incorporation, or our certificate of incorporation, our Amended and Restated Bylaws, or our bylaws, each of the agreements containing registration rights, or the A&R Registration Rights Agreement, and the provisions of applicable law. Copies of our certificate of incorporation, bylaws and the A&R Registration Rights Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capitalization

General

The total amount of our authorized share capital consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting rights. Each holder of common stock is entitled to one vote for each share of common stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in our certificate of incorporation or by applicable law, the holders of common stock are not entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware, or the DGCL.

Dividend rights. Subject to any other provisions of our certificate of incorporation, as it may be amended from time to time, and any certificate of designation thereunder, holders of shares of common stock are entitled to receive ratably, in proportion to the number of shares of common stock held by them, such dividends and other distributions in cash, stock or property when, as and if declared thereon by our board of directors from time to time out of our assets or funds legally available therefor.

Rights upon liquidation. Subject to the rights of holders of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of common stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of shares of common stock and the holders of shares of any other class or series ranking equally with the shares of common stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Other rights. No holder of shares of common stock is entitled to preemptive or subscription rights contained in our certificate of incorporation or bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of preferred stock with preferential rights that we may issue in the future.

Preferred Stock

Our board of directors or any authorized committee thereof has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each such series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The issuance of preferred stock could have the effect of decreasing the trading price of common stock, restricting dividends on our capital stock, diluting the voting power of the common stock, impairing the liquidation rights of our capital stock or delaying or preventing a change in control of us.

Registration Rights

Certain of our stockholders or their permitted transferees are entitled to additional registration rights with respect to the registration of certain shares of common stock held by them under the Securities Act. These rights are provided under the terms of the A&R Registration Rights Agreement and include demand registration rights and piggyback registration rights. The A&R Registration Rights Agreement also provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

Election of Directors and Vacancies

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors of our board of directors shall be fixed solely and exclusively by resolution duly adopted from time to time by our board of directors.

Under our bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to our board of directors.

Except as the DGCL may otherwise require, and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on our board of directors, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.

Subject to the rights, if any, of any series of our preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of not less than two-thirds of the outstanding voting stock then entitled to vote at an election of directors. Any such director proposed to be removed from office is entitled to advance written notice as described in our certificate of incorporation. In case our board of directors or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, our certificate of incorporation and to any bylaws adopted and in effect from time to time; provided, however, that no bylaw so adopted will invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted.

Notwithstanding the foregoing, any director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to our preferred stock.

Quorum

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or by remote communication, if applicable, or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by our certificate of incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of our stockholders, for any purpose or purposes, may be called only (i) by a majority of our board of directors or (ii) at any time when no annual meeting has been held for a period of thirteen months after our last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of our bylaws or otherwise, all the force and effect of an annual meeting.

Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than 10 or more than sixty days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

Our bylaws also provide that unless otherwise restricted by our certificate of incorporation or bylaws, any action required or permitted to be taken at any meeting of our board of directors or of any committee thereof may be taken without a meeting, if all members of our board of directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of our board of directors or committee.

In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Our certificate of incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) in voting power of all the then outstanding shares of our stock entitled to vote thereon and the affirmative vote of at least two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class:

•	the provisions regarding the size of our board of directors, including the number of directors and term in office;

•	the provisions prohibiting stockholder actions without a meeting;

•	the provisions regarding amendment of our bylaws by the stockholders;

•	the provisions regarding the limited liability of our directors; or

•	the provisions regarding the amendment of any of the above provisions in our certificate of incorporation.

Our bylaws may be amended or repealed (i) by the affirmative vote of a majority of the entire board of directors then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of our board of directors) or (ii) without the approval of the board of directors, by the affirmative vote of the holders of two-thirds (2/3) of the outstanding voting stock entitled to vote on such amendment or repeal, voting as a single class, provided that if our board of directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, then such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting as a single class.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the DGCL. Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

(i)	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

(ii)

the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

(iii)

the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of us or any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 10 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

Our bylaws require, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that derivative actions brought in our name, actions against any current or former director, officer or employee for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws and actions asserting a claim against us governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel; provided, however, that the foregoing provisions will not apply to any claims arising under the Exchange Act or the Securities Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

In addition, our bylaws require that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although our bylaws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Dividends

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Investors should not purchase our securities with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “BTTX.”

LEGAL MATTERS

The validity of the shares of our common stock covered by this prospectus will be passed upon for us by Goodwin Procter LLP, Redwood City, California.

EXPERTS

The financial statements of Better Therapeutics, Inc. appearing in Better Therapeutics, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2022 and 2021, have been audited by Elliott Davis, LLC, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Elliott Davis, LLC pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is https://www.bettertx.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus, except as so modified or superseded.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023;

•	Definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 25, 2023;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 11, 2023 and August 9, 2023, respectively;

•

Our Current Report on Form 8-K, filed with the Commission on March 24, 2023 (to the extent filed not furnished), April  7, 2023 (to the extent filed not furnished), April 14, 2023, April 24, 2023, May  11, 2023 (to the extent filed not furnished), June  8, 2023, June 23, 2023, July 12, 2023, and July 26, 2023 (to the extent filed not furnished); and

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January  7, 2021, including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2021.

All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), between the date of this registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You can access the reports and documents incorporated by reference into this prospectus through the “Investors Resources” section of our website https://investors.bettertx.com/investor-relations. You may also direct any requests for reports or documents to:

Better Therapeutics, Inc.

548 Market Street, #49404

San Francisco, CA 94104 (415) 887-2311

Attention: Corporate Secretary

Up to 479,516 Shares of Common Stock

PROSPECTUS

                    , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement. All amounts are estimates, except for the SEC registration fee.

Expense	Amount
SEC registration fee		$36.78
Printing fees and expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Registrar and transfer agent fees		*
Miscellaneous fees and expenses		*

Total	$	*

*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

We will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. The Selling Securityholders will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL. We currently maintain insurance policies under which, subject to the limitations of the policies, our directors and officers are insured against liability for actions taken in their capacity as directors and officers.

As permitted under Section 102(b)(7) of the DGCL, our certificate of incorporation provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of such director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of unlawful dividend payments or stock redemptions or repurchases under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our certificate of incorporation further provides that any amendment, repeal or modification of the provision in our certificate of incorporation limiting a director’s liability, either by our stockholders or an amendment to the DGCL, will not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director at the time of such amendment, repeal or modification.

Our bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that such person is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Our bylaws also provide that we will advance expenses to such person in connection with a legal proceeding, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide that we will indemnify each of such directors and executive officers to the fullest extent permitted by law and our certificate of incorporation and bylaws.

Item 16.	Exhibits.

Exhibit Index

Exhibit Number	Description

1.1***	Form of Underwriting Agreement.

3.1	Second Amended and Restated Certificate of Incorporation of Better Therapeutics, Inc., filed October 28, 2021 (incorporated by reference to Exhibit 3.1 to our Form 8-K filed with the SEC on November 3, 2021).

3.2	Amended and Restated Bylaws of Better Therapeutics, Inc., effective October 28, 2021 (incorporated by reference to Exhibit 3.2 of our Form 8-K filed with the SEC on November 3, 2021).

4.1	Amended and Restated Registration Rights Agreement, dated as of October 28, 2021 by and among Better Therapeutics, Inc., and each of the other shareholders party thereto. (incorporated by reference to Exhibit 10.16 of our Form 8-K filed with the SEC on November 3, 2021).

4.2	Subscription Agreement dated October 28, 2021 by and among MCAD and Cowen and Company, LLC. (incorporated by reference to Exhibit 10.17 of our Form 8-K filed with the SEC on November 3, 2021).

4.3	Form of Subscription Agreement, dated as of April 6, 2021, by and among MCAD and certain institutional and accredited investors (incorporated by reference to Exhibit 10.3 to our Form 8-K filed with the SEC on April 7, 2021).

5.1**	Opinion of Goodwin Procter LLP.

10.1	Securities Purchase Agreement, dated as of July 25, 2023, among Better Therapeutics, Inc. and each purchaser party thereto (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on July 26, 2023).

23.1**	Consent of Elliott Davis, LLC, independent registered public accounting firm.

23.2**	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

107**	Filing Fee Table.

*	Filed herewith.
**	Previously filed with Registration Statement on Form S-3 (File No. 333-273861) filed on August 9, 2023.
***

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on August 25, 2023.

BETTER THERAPEUTICS, INC.

By:	/s/ Frank Karbe
Name:	Frank Karbe
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank Karbe Frank Karbe	Director, President and Chief Executive Officer (Principal Executive Officer)	August 25, 2023

* David P. Perry	Executive Chairman and Director	August 25, 2023

/s/ Mark Heinen Mark Heinen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 25, 2023

* Richard Carmona	Director	August 25, 2023

* Andrew Armanino	Director	August 25, 2023

* Geoffrey Parker	Director	August 25, 2023

* Risa Lavizzo-Mourey	Director	August 25, 2023

* Elder Granger	Director	August 25, 2023

*	Pursuant to Power of Attorney:

*By:	/s/ Frank Karbe
Frank Karbe
Attorney-in-fact